                                                                    EXHIBIT 99.1

                             JOINT FILER INFORMATION

                            Other Reporting Person(s)

1.       MICHEL DAHER

                Item                                 Information

Name:                                  MICHEL DAHER

Address:                               P.O. Box 241, Ferzol Main Road,
                                       Bekaa Valley, Lebanon

Designated Filer:                      Master Global Assets Ltd.

Date of Event Requiring Statement      February 28, 2014
(Month/Day/Year):

Issuer Name and Ticker or Trading      GAIN Capital Holdings, Inc. [GCAP]
Symbol:

Relationship of Reporting Person(s)    10% Owner
to Issuer:

If Amendment, Date Original Filed      Not Applicable
(Month/Day/Year):

Individual or Joint/Group Filing:      Form filed by More than One Reporting
Person

Signature:
                                       /s/ Michel Daher
                                       -----------------------
                                       Date: March 4, 2014

2.       ABDALLAH DAHER

                Item                                 Information

Name:                                  ABDALLAH DAHER

Address:                               P.O. Box 241, Ferzol Main Road,
                                       Bekaa Valley, Lebanon

Designated Filer:                      Master Global Assets Ltd.

Date of Event Requiring Statement      February 28, 2014
(Month/Day/Year):

Issuer Name and Ticker or Trading      GAIN Capital Holdings, Inc. [GCAP]
Symbol:

Relationship of Reporting Person(s)    10% Owner
to Issuer:

If Amendment, Date Original Filed      Not Applicable
(Month/Day/Year):

Individual or Joint/Group Filing:      Form filed by More than One Reporting
Person

Signature:
                                       /s/ Abdallah Daher
                                       -----------------------
                                       Date: March 4, 2014